UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 2, 2015

Commission File Number 000-53676

Lode-Star Mining Inc.

(Exact name of registrant as specified in its charter)

Nevada	47-4347638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13529 Skinner Road, Suite N Cypress, TX	77429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 371-6531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Overview

On August 2, 2016, the audit committee of the board of directors (the “Audit Committee”) and management of Lode-Star Mining Inc.(the “Company”), after discussions with the Company’s independent registered public accounting firm, concluded that the financial statements for the year ended December 31, 2015 and the quarterly period ended March 31, 2016 (the “Financial Periods”) which are included in the Company’s Reports on Forms 10-K and 10-Q respectively for such periods, should no longer be relied upon and need to be restated, due to a non-cash error in the application of accruals with respect to a single, long-term contract.

The Company intends to file as soon as practicable restated financial information (the “Restatement”) in the Company’s amended reports on Form 10-K and on Form 10-Q, as applicable, for the Financial Periods (the “Amended Reports”).

Background

The Restatement is required due to an error in not recording the accrual of certain mineral option fees due in connection with the Company’s mineral option agreement (the “Agreement”). The other party to the Agreement, which is the Company’s majority shareholder, had agreed in November, 2015 and again in June, 2016 to defer payment of the fees, currently to January 18, 2017. The unrecorded amounts due were $123,913 at December 31, 2015 and $148,901 at March 31, 2016.

The Company is assessing how the underlying accounting error that necessitates the Restatement may affect its conclusion on internal control over financial reporting and disclosure controls and procedures for the Financial Periods and expects to conclude it had a material weakness as of December 31, 2015 and March 31, 2016 as a result of the required adjustments. The Company will report on its conclusion regarding the effectiveness of the Company’s internal control over financial reporting in its Amended Reports.

The Audit Committee has discussed the foregoing matters with its independent registered public accounting firm.

Forward Looking Statements
Certain matters discussed in Item 4.02 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated and other financial statements, and the filing of the amended reports on Forms 10-K and 10-Q and the June 30, 2016 Form 10-Q. The Company cautions you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results, as well as the Company’s expectations regarding materiality or significance, the Restatement’s quantitative effects, and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, the risk that additional information may arise prior to the expected filings with the Securities and Exchange Commission (“SEC”), the preparation of the Company’s restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LODE-STAR GOLD INC.
Date: August 4, 2016
	BY	“Mark Walmesley”
Mark Walmesley
President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer